UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): November 20, 2020

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Suite 260
Atlanta, Georgia 30328
(Address of Principal Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BZH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
Beazer Homes USA, Inc. (the “Company”) is filing this Amendment No. 1 to the Company’s Current Report on Form 8-K filed on July 30, 2020 (the “Original Report”), which reported the appointment of David I. Goldberg as the Company’s Senior Vice President and Chief Financial Officer.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 20, 2020, the Company entered into a Severance and Change in Control Agreement (the “Severance Agreement”) with David I. Goldberg as Senior Vice President and Chief Financial Officer. The Severance Agreement provides for a base salary of $382,500, a short-term incentive award opportunity pursuant to the Company’s annual cash incentive plan (the “STIP”) of 90% of base salary, and annual long-term incentive award opportunity pursuant to the Company’s Long-Term Incentive Plan (the “LTIP”) of up to 135% of base salary. Performance metrics and actual target opportunities for any given year are within the discretion of the Company’s Compensation Committee.

The Severance Agreement also provides for Mr. Goldberg’s eligibility to participate in the Company’s Deferred Compensation Plan (the “DCP”). Under the Severance Agreement, Mr. Goldberg may contribute part of his salary or bonus to the DCP and also receive an annual contribution by the Company to his DCP account.

The Severance Agreement provides for a lump sum severance payment in the event of a “change of control” of the Company followed by a termination of the executive without “cause” or a resignation by the executive for “good reason” within two years of the change of control. In such event, the severance payment for Mr. Goldberg would be two times the sum of his then current base salary and target annual incentive award opportunity under the STIP for the fiscal year in which the termination occurs, in each case payable in a lump sum. Where there is no “change of control,” in the event of a termination of the executive without “cause” or a resignation by the executive for “good reason,” such executive would receive a severance payment equal to (i) one and one-fourth times the sum of his then current base salary and target annual incentive award opportunity under the STIP for the fiscal year in which termination occurs, payable in equal installments over twelve months, and (ii) a pro rata annual incentive bonus under the STIP for the fiscal year in which the termination occurs calculated based on actual performance for the year, payable at the same time bonuses are paid to other executives. No severance is payable in the event the executive is terminated for “cause” or the executive resigns without “good reason.”

The Severance Agreement does not entitle Mr. Goldberg to any extension or continuation of employee benefits after termination, except in the event the executive is entitled to receive severance pay, in which case the executive may receive up to twelve months of coverage under the group health, dental and vision plans the executive participated in prior to termination. In addition, there is no provision to “gross up” any payment to account for taxes for which the executive may be liable. Under the Severance Agreement, any incentive compensation that is paid or granted to the executives will be subject to recoupment under the terms of the Company’s “clawback” policy.

The foregoing summary of the Severance Agreement is qualified in its entirety by the full text of the Severance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

10.1	Severance and Change in Control Agreement, dated November 20, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, Inc.

Date:	November 20, 2020	By:	/s/ Keith L. Belknap
Keith L. Belknap Executive Vice President and General Counsel

EXHIBIT INDEX

10.1	Severance and Change in Control Agreement, dated November 20, 2020.